SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2011

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, Integrated Electrical Services, Inc. (the “Company”) entered into an amended and restated letter agreement (the “Letter Agreement”) with James M. Lindstrom, to memorialize Mr. Lindstrom’s appointment, effective October 3, 2011, as Chief Executive Officer and President of the Company.  Mr. Lindstrom has served as the Company’s Interim Chief Executive Officer and President and Principal Executive Officer since June 2011.  As described in the Letter Agreement, upon accepting his permanent position with the Company, Mr. Lindstrom’s monthly base salary was increased to $32,500 and he received a one-time grant of 100,000 shares of the Company’s restricted common stock, in part, as a discretionary equity incentive award for fiscal year 2011 and, in part, an award for his accepting the position on a permanent basis.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement, dated October 3, 2011, by and between the Company and James M. Lindstrom.
99.1	Press release dated October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: October 5, 2011	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement, dated October 3, 2011, by and between the Company and James M. Lindstrom.
99.1	Press release dated October 5, 2011.